                                                                    EXHIBIT 23.5



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the use of our name in the Annual Report on Form 10-K of Seagull Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1993, and the incorporation by reference thereof into the Company's registration statements on Form S-8 (Nos. 2-72014, 2-80834, 33-14463, 33-43483, 33-50643 and 33-50645) and on Forms S-8 and S-3 (Nos.
2-93087 and 33-22475).





                                    K&A ENERGY CONSULTANTS, INC.
                                    PETROLEUM ENGINEERS



Houston, Texas
March 28, 1994